Exhibit 10.1

THIRD BUSINESS FINANCING MODIFICATION AGREEMENT

This Third Business Financing Modification Agreement is entered into as of January 31, 2018, by and between Socket Mobile, Inc., a Delaware corporation (“Borrower”), and Western Alliance Bank, an Arizona corporation, successor in interest to Bridge Bank, National Association (“Lender”).

1.                  DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated February 27, 2014, by and between Borrower and Lender, as amended by that certain Business Financing Modification Agreement, dated as of February 26, 2016, and that certain Business Financing Modification Agreement, dated as of March 20, 2017 (as so amended, the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Business Financing Agreement:

(i)                   Section 1.7 of the Business Financing Agreement is hereby amended in its entirety as follows:

1.7 Recourse; Maturity. Advances and the other Obligations shall be with full recourse against Borrower. On the Maturity Date, the Borrower will pay all then outstanding Advances and other Obligations (other than the Term Advance and all accrued but unpaid Finance Charges thereon which are due on the Term Advance Maturity Date) to the Lender or such earlier date as shall be herein provided.

(ii)                 Section 1.9 of the Business Financing Agreement is hereby amended in its entirety as follows:

1.9	Reserved.

(iii)                 New Sections 1.12 and 1.13 are hereby added to the Business Financing Agreement immediately following Section 1.11 thereof as follows:

1.12	Term Advance.

(a)                 Subject to the terms and conditions of this Agreement, during the Term Advance Draw Period, upon written request from Borrower, Lender will make a term loan ("Term Advance") to Borrower in an amount specified by Borrower in such written request but not to exceed $4,000,000, the proceeds of which shall be used solely for repurchasing outstanding capital stock of Borrower; provided that (i) all of the representations and warranties set forth in Section 3 are true and correct on the date of the Term Advance as though made at and as of each such date, and (ii)     no Default has occurred and is continuing, or would result from the Term Advance.

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(b)                 Borrower shall pay monthly principal reduction payments on the Term Advance, each in an amount equal to 1/45th of the original principal amount of the Term Advance. Each such payment shall be due and payable on the first day of each month, commencing May 1, 2018.

(c)                 Borrower shall also pay to Lender 25% of the Excess Cash Flow earned during each and every fiscal quarter during the fiscal year ending December 31, 2018, commencing with respect to the fiscal quarter ending March 31, 2018. Each such payment of Excess Cash Flow shall be due concurrent with Borrower’s delivery of its monthly financial statements for the months ending March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 pursuant to Section 4.8(b) but in no event later than 30 days after the end of each fiscal quarter, and shall be based upon the Excess Cash Flow for the applicable fiscal quarter ended on such dates. Lender shall apply such Excess Cash Flow toward principal payments owing on the Term Advance in accordance with Section 1.12(b) in inverse order of maturity.

(d)                 On the Term Advance Maturity Date, Borrower shall pay to Lender the entire unpaid principal balance of the Term Advance together with all accrued but unpaid Finance Charges thereon. Borrower may prepay the Term Advance at any time in whole or in part without penalty or premium, except as otherwise provided in Section 2.2(i). All such principal amounts repaid or prepaid may not be reborrowed. All prepayments shall be applied toward scheduled principal reductions payments owing under Section1.12(b) in inverse order of maturity.

1.13 Business Credit Card. Borrower may use availability hereunder up to the Credit Card Limit for issuance by Lender of business credit cards for Borrower. The entire Credit Card Limit will be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. All credit cards issued under the Credit Card Limit shall be subject to additional terms set forth in applicable credit card agreements. Upon the Maturity Date, the amount owing to Lender on account of credit cards issued to Borrower shall be secured by unencumbered cash on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

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(iv)                Clauses (a) and (b) of Section 2.2 of the Business Financing Agreement are hereby amended in their entirety as follows:

(a)	Domestic Facility Fee. Borrower shall pay the Domestic Facility Fee to Lender promptly upon the execution of the Second Amendment and each anniversary thereof thereafter.

(b)	EXIM Facility Fee. Borrower shall pay the EXIM Facility Fee to Lender promptly upon the execution of the Second Amendment and each anniversary thereof thereafter.

(v)                Clauses (d), (e) and (f) of Section 2.2 of the Business Financing Agreement are hereby amended in their entirety as follows:

(d)	Fee in Lieu of Warrant. Borrower shall pay the Fee in Lieu of Warrant to Lender promptly upon the execution of the Second Amendment.

(e)	Cash Management, Business Credit Cards, and FX Forward Contract Fees. Borrower shall pay to Lender fees in connection with the Cash Management Services, business credit cards, and the FX Forward Contracts as determined in accordance with Lender’s standard fees and charges then in effect for such activity.

(f)	Due Diligence Fee. Borrower shall pay the Due Diligence Fee to Lender promptly upon the execution of the Second Amendment and each anniversary thereof thereafter.

(vi)                 New clauses (g) and (h) are hereby added to Section 2.2 of the Business Financing Agreement immediately following clause (f) thereof as follows:

(g)	Term Advance Facility Fee. Borrower shall pay the Term Advance Facility Fee to Lender promptly upon the execution of the Second Amendment.

(h)	Term Advance Termination Fee. In the event the Term Advance is prepaid in full prior to January 31, 2020 by a lender other than Lender, Borrower shall pay the Term Advance Termination Fee to Lender.

(vii)                Subsections 4.8(h) and (i) of the Business Financing Agreement are hereby amended in their entirety as follows:

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(h)	Within 10 days after the end of each calendar month, (i) a detailed aging of Borrower’s domestic receivables by invoice date, together with payable aging by invoice date, and (ii) a detailed aging of Borrower’s EXIM domestic receivables by due date, together with a payable aging by due date.

(i)	Within 10 days after the end of each calendar month, (i) distributor sell-through reports, in form and substance acceptable to Lender,

(ii) a deferred revenue report, (iii) sales journal and cash receipts journal, and (iv) such other matters as Lender may request.

(viii)              Subsection 4.12(a) of the Business Financing Agreement is hereby amended to read as follows:

(a)	Asset Coverage Ratio not at any time less than the ratio indicated in the table below opposite the applicable period in which the test date occurs, to be tested at the end of each month:

Period:	Minimum Asset Coverage Ratio
Date of Second Amendment – June 29, 2018	0.75 to 1.00
June 30, 2018 – September 29, 2018	1.00 to 1.00
September 30, 2018 – December 30, 2018	1.10 to 1.00
December 31, 2018 and thereafter	1.25 to 1.00

(ix)             New Subsections 4.12(b) and (c) are hereby added to the Business Financing Agreement immediately following subsection 4.12(a) thereof as follows:

(b)	Fixed Charge Coverage Ratio not at any time less than 1.75 to 1.00, to be tested at the end of each fiscal quarter.

(c)	Total Funded Debt to EBITDA Ratio not at any time greater than 1.75 to 1.00, to be tested at the end of each month.

(x)                New Sections 4.13, 4.14 and 4.15 are hereby added to the Business Financing Agreement immediately following Section 4.12 thereof as follows:

4.14    Not make any investment in or to any Person, other than investments existing as of the date of the Second Amendment and specifically disclosed on a schedule to this Agreement.

4.15      Not pay any dividends or make any distributions or payment with respect to Borrower’s capital stock or redeem, retire or purchase any of Borrower’s capital stock.

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4.16      Not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

(xi)                 The following defined terms in Section 12.1 of the Business Financing Agreement are hereby amended or added as follows:

“Advance” means an advance made by Lender to Borrower under this Agreement, including the Term Advance.

“Advance Rate” means (i) up to 80% in the case of Domestic Eligible Receivables, and (ii) up to 80% in the case of EXIM Eligible Receivables, or in each case, such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrower.

“Capital Expenditures” means expenditures made in cash, or financed with long term debt, by any Person for the acquisition of any fixed assets or improvements, replacements, substitutions, or additions thereto that have a useful life of more than 1 year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items, or otherwise, and the principal portion of payments with respect to Capital Lease Obligations, calculated in accordance with GAAP.

“Capital Lease” means any lease of an asset by a Person as lessee which would, in conformity with GAAP, be required to be accounted for as an asset and corresponding liability on the balance sheet of that Person.

“Capital Lease Obligations” of a Person means the amount of the obligations of such Person under all Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Flow” means net profit before tax plus interest expense, depreciation expense and amortization expense, minus distributions, plus non-cash stock-based expenses (to the extent deducted from net profit), minus cash tax payments, and minus Non-Financed Capital Expenditures, calculated in accordance with GAAP.

“Credit Card Limit” means the lesser of (a) the credit limit stated in the applicable credit card agreements for business credit cards issued by Lender for the account of Borrower, or (b) $150,000.

“Credit Limit” means the sum of Domestic Credit Limit plus the EXIM Credit Limit plus the Credit Card Limit, which is intended to be the maximum amount of Advances (including deemed Advances under the Credit Card Limit) at any time outstanding.

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“Domestic Facility Fee” means a fee equal to 0.50% of the Domestic Credit Limit due upon the date of the Second Amendment and each anniversary thereof so long as any Advances are outstanding or available hereunder.

“Domestic Overadvance” means at any time an amount equal to the greater of (a) the amount (if any) by which the total amount of the outstanding Advances with respect to Domestic Eligible Receivables (including deemed Advances with respect to the FX Sublimit and the Credit Card Limit exceeds the lesser of the Domestic Credit Limit or the Domestic Borrowing Base, or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the FX Sublimit or the Credit Card Limit exceeds the Subfacility Maximum.

“Due Diligence Fee” means a payment of an annual fee equal to $900 due upon the date of the Second Amendment and upon each anniversary thereof so long as any Advance is outstanding or available hereunder.

“EBITDA” means net income before tax plus interest expense, depreciation expense and amortization expense, plus non-cash impairment expense, plus non- cash stock compensation (to the extent deducted from net income), calculated in accordance with GAAP.

“Excess Cash Flow” means, with respect to the applicable fiscal quarter, Cash Flow for such fiscal quarter minus scheduled principal payments due on the Term Advance pursuant to Section 1.12(b) during such fiscal quarter minus the Finance Charge due for such fiscal quarter.

“Fee in Lieu of Warrant” means a payment of a fee equal to $20,000, due upon the date of the Second Amendment.

“Finance Charge” means an interest amount equal to the sum of (a) the Finance Charge Percentage of the ending daily Account Balance for the relevant period, plus (b) the Finance Charge Percentage of the average principal balance of the Term Advance outstanding for the relevant period.

“Finance Charge Percentage” means (a) with respect to Advances (other than the Term Advance, a rate per year equal to the Prime Rate plus 0.75 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing, and (b) with respect to the Term Advance, a rate per year equal to the Prime Rate plus 1.75 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

“Fixed Charge Coverage Ratio” means the ratio of (a) Cash Flow for the fiscal quarter ended on the date of determination, to (b) all cash payments of principal and interest on Borrower’s debt during such period, including the principal and interest portion of all Capital Lease Obligations.

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“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of the Second Amendment Agreement. If any changes in accounting principles from those in effect on the date of the Second Amendment are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of Borrower and its subsidiaries shall be the same after such changes as if such changes had not been made.

“Maturity Date” means (i) for Advances under the Domestic Line of Credit, January 31, 2020, (ii) for Advances under the EXIM Line of Credit, January 31, 2020, and (iii) for the Term Advance, the Term Advance Maturity Date, or, in each case, such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Non-Financed Capital Expenditures” means, for any period, (a) Capital Expenditures minus (b) the portion of Capital Expenditures financed under Capital Leases or other debt (excluding Advances).

“Prime Rate” means the greater of 4.25% per year or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Lender as its Prime Rate. Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

“Second Amendment” means that certain Second Business Financing Modification Agreement, dated as of January 25, 2018, between the Borrower and the Lender, amending this Agreement.

“Term Advance” is defined in Section 1.12.

“Term Advance Draw Period” means the period commencing upon the effectiveness of the Second Amendment through and including the April 30, 2018.

“Term Advance Facility Fee” means a payment of a fee equal to $20,000, due upon the date of the Second Amendment.

“Term Advance Maturity Date” means January 31, 2022, or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Term Advance Termination Fee” means (a) $80,000 if the Term Advance is prepaid in full on or before January 31, 2019, and (b) $40,000 if the Term Advance is prepaid in full on or after February 1, 2019 but on or before January 31, 2020.

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“Third Amendment” means that certain Third Business Financing Modification Agreement, dated as of January 31, 2018, between the Borrower and the Lender, amending this Agreement.

“Total Funded Debt to EBITDA Ratio” means, as of the date of determination, the ratio of (a) the sum of the Obligations, Subordinated Debt, and Borrower’s Capital Lease Obligations, to (b) EBITDA for the trailing 12 month period ended on the date of determination.

(xii)                The definition of “Cash Management Sublimit” set forth in Section 12.1 of the Business Financing Agreement is hereby deleted.

(xiii)                Exhibit A attached to the Business Financing Agreement is hereby replaced with Exhibit A attached hereto.

3.                  CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.                  PAYMENT OF FEES. Upon execution hereof, Borrower shall pay Lender the Domestic Facility Fee in the amount of $10,000, the EXIM Facility Fee in the amount of $5,000, the Term Advance Facility Fee in the amount of $20,000, the Fee in Lieu of Warrant in the amount of $20,000, the EXIM Application Fee in the amount of $100, and the Due Diligence Fee in the amount of $900, plus all out-of-pocket expenses.

5.                  NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Agreement, and/or Lender’s actions to exercise any remedy available under the Agreement or otherwise.

6.                  CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

7.                  CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon payment of the fees and expenses set forth in Section 4 above and the execution hereof by Lender and Borrower.

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8.                  NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

BORROWER:	LENDER:

SOCKET MOBILE, INC.	WESTERN ALLIANCE BANK, an Arizona corporation
By /s/ David W. Dunlap Name: David W. Dunlap Title: CFO	By /s/ Lisa Chang Name: Lisa Chang Title: Vice President, Relationship Manager

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Exhibit A

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

TO: WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)

FROM: SOCKET MOBILE, INC., a Delaware corporation (the “Borrower”)

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required			Complies

Audited annual financial statements	120 days after FYE			Yes	No

Monthly financial statements	30 days after month end			Yes	No

Copies of management letters to or from Borrower’s auditors	Promptly upon sending or receipt			Yes	No

Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K	concurrent with the date of filing with the Securities and Exchange Commission			Yes	No

Annual financial projections	30 days of FYE			Yes	No

Compliance Certificate	30 days after month end			Yes	No

Domestic and EXIM Borrowing Base Certificates	10 days after month end			Yes	No

Domestic A/R and A/P agings by invoice date	10 days after month end			Yes	No

EXIM A/R and A/P agings by due date	10 days after month end			Yes	No

Sell through reports	10 days after month end			Yes	No

CPA prepared business tax returns	Within 5 days of filing			Yes	No

Financial Covenant	Required		Actual	Complies

Asset Coverage Ratio	Period:	Minimum Asset Coverage Ratio	___ to 1.00	Yes	No
	Date of Second Amendment - June 29, 2018	0.75 to 1.00
	June 30, 2018 - September 29, 2018	1.00 to 1.00
	September 30, 2018 - December 30, 2018	1.10 to 1.00
	December 31, 2018 and thereafter	1.25 to 1.00

Fixed Charge Coverage Ratio	Not less than 1.75 to 1.00		___ to 1.00	Yes	No

Total Funded Debt to EBITDA Ratio	Not greater than 1.75 to 1.00		___ to 1.00	Yes	No

Deposits
Deposits held at Bridge Bank: $______________________
Deposits held outside of Bridge Bank: $________________

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Received by: ________________________________________
Sincerely,		AUTHORIZED SIGNER

Date: ______________________________________________

___________________________________________		Verified: ___________________________________________
SIGNATURE		AUTHORIZED SIGNER

___________________________________________		Date: ______________________________________________
TITLE
	Compliance Status	Yes	No
___________________________________________
DATE